                                                                    Exhibit 99.1

Press Release

                                                          4 West Red Oak Lane
                                                          White Plains, NY 10604
                                                          tel 914 641.2000
                                                          fax 914 696.2950

FOR RELEASE AT 6:30AM EDT, APRIL 23, 2003

Contact:

Tom Glover
(914)-641-2160
tom.glover@itt.com

  ITT INDUSTRIES REPORTS FIRST QUARTER EPS OF $0.92 WITH REVENUES UP 9 PERCENT

         -        REVENUE GROWTH IN ALL FOUR BUSINESS SEGMENTS

         -        DEFENSE BACKLOG REACHES RECORD $3 BILLION

         -        WATER/WASTEWATER ORGANIC REVENUE GROWTH 13 PERCENT

         -        COMPANY MAINTAINS FULL YEAR 2003 EARNINGS GUIDANCE

WHITE PLAINS, NEW YORK - ITT Industries, Inc. (NYSE: ITT) today announced first quarter 2003 net income of $86.7 million and diluted earnings per share of $0.92, up $15.2 million and $0.15 respectively over the first quarter 2002. Reported EPS contains a $0.09 net positive impact from an IRS settlement of $23.1 million or $0.17 per share, and a $10.4 million pre-tax charge or ($0.08) per share, for restructuring actions, primarily in the Electronic Components segment.

"Our results this quarter came in above expectations and speak to the strength of our operating disciplines and balanced global portfolio. I'm proud of our management team for delivering these results in a demanding environment. It underscores our continued focus on enhancing customer service, improving operations and introducing new products despite tough conditions," said Lou Giuliano, Chairman, President, and Chief Executive Officer of ITT Industries. "Our strong platforms in the Defense, water/wastewater and Motion & Flow Control businesses helped fuel 9 percent revenue growth for the quarter. Additionally, we are seeing stability in order rates at the Electronic Components segment, which performed in line with expectations."

"We continue to make adjustments in each business based on market conditions, maintaining a defensive posture while positioning the company for an eventual economic upturn," Giuliano said. "The actions being taken in Electronic Components will increase its flexibility to adjust to market conditions and enhance the competitiveness of its global manufacturing footprint."

                                     -more-

FIRST QUARTER FINANCIAL HIGHLIGHTS

         - First quarter 2003 revenues up 9 percent to $1.3 billion, due to contribution of Fluid Technology and Defense, acquisitions and positive impact of foreign currency translation.

         - Higher revenues, lower interest costs and continued process improvements combined to increase net income 21 percent and increase EPS 20 percent, as reported.

         - Operating income up in three of four segments on higher volumes and Value-Based Six Sigma contributions.

         - The company recorded a $10.4 million, or ($0.08) per share, charge for restructuring, primarily within the Electronic Components segment. Including this charge, Operating Income was $109.7 million, off $5.9 million or 5 percent from first quarter 2002. The company anticipates additional EPS impact of restructuring to be ($0.08) through end of 2003.

         - Effective tax rate for first quarter of 30.1 percent, down from previous guidance of 32 percent; full-year 2003 estimated effective tax rate of 31 percent.

         - Cash flow came in as expected. The company's first quarter 2003 cash usage from operations of ($215.7 million) included previously announced $200 million funding of U.S. Salaried Pension Plan.

"The results for the first quarter, combined with positive order trends give us confidence in our full year outlook," Giuliano said. "As a result, we are maintaining our full year earnings guidance of $3.70 - $3.90 per share."

FIRST QUARTER SEGMENT HIGHLIGHTS

FLUID TECHNOLOGY

         - First quarter 2003 FTC revenues $503.6 million, up $59.4 million or 13 percent.

         - Revenue growth driven by 13 percent organic growth in water/wastewater, acquisitions and positive impact of foreign currency translation.

         - Segment operating income rose $2.6 million to $56.3 million, and operating margin declined on impact of acquisitions.

         - FTC aftermarket parts and services orders grew 18 percent, with water/wastewater orders up 30 percent.

         - Production capability expanded in China, with newly acquired Robot manufacturing in Shenyang.

         - Strength in water/wastewater and acquisitions expected to drive full year FTC revenue growth of 8-10 percent.

                                    - more -

DEFENSE ELECTRONICS & SERVICES

         -        Defense backlog reaches new record of $3.0 billion.

         - Revenues $391.4 million, up $22.7 million or 6 percent on key service contracts and increased communication shipments.

         - New contracts include 5-year contract for chemical-biological detection research for U.S. Army and $95 million contract for communications technical support services in Middle East.

         - First quarter operating income rose 9 percent to $34.4 million with operating margin up 20 basis points.

         - Defense revenue and margins benefit from introduction of new generation of products and migration to higher value-added services.

         - Order outlook remains strong with technology; logistics and communication services demand driving anticipated 6-8 percent full year segment revenue growth.

MOTION & FLOW CONTROL

         - MFC revenues $258.1 million, up $22.1 million or 9 percent on higher volume in automotive and leisure marine, and positive impact of foreign currency translation.

         - Operating income $38.0 million, up $10.1 million or 36 percent, and operating margin increased 290 basis points.

         - MFC benefits from operational improvements, stronger European performance, strength of new products and the absence of 2002 Strategic Review charges.

         - Automotive-related businesses win U.S. platforms, gain market share with key European OEMs.

         - MFC full year revenue expected to fall 1-3 percent on anticipated declines in auto build rates and platform roll-offs at automotive fluid systems.

ELECTRONIC COMPONENTS

         - EC revenues $144.8 million, up $7.1 million or 5 percent, in line with expectations.

         - Strength in military and automotive offset by weakness in commercial aerospace and timing of communication shipments.

         - Orders up 2 percent sequentially (excluding acquisition) with strength in military and transportation markets, resulting in book-to-bill of 0.99.

         - EC realizes market share gains in growing Chinese domestic handset market.

         - Acquisition of connector company VEAM contributed $8 million revenues in quarter.

         - Operating income declined $16.8 million to $0.2 million on product mix, pricing, and $8.8 million charge for restructuring.

         - Restructuring actions will increase flexibility to respond to market conditions and increase competitiveness of global manufacturing footprint.

         - EC full year revenue outlook up 6-8 percent on strength of market penetration and VEAM acquisition.

            ITT INDUSTRIES SECOND QUARTER AND FULL YEAR 2003 OUTLOOK
                            (IN MILLIONS, EXCEPT EPS)


                                                 2003                       2003
                                            SECOND QUARTER                FULL YEAR
                                            --------------                ---------
REVENUES                                         +3-5%                        +5-7%

SEGMENT OPERATING MARGIN                    11.8%-12.0%                 11.5% - 12.0%

DILUTED EPS                                 $1.00 - $1.03               $3.70 - $3.90

ABOUT ITT INDUSTRIES

ITT Industries, Inc. (www.itt.com) supplies advanced technology products and services in key markets including: electronic interconnects and switches; defense communication, opto-electronics, information technology and services; fluid and water management and other specialty products. Headquartered in White Plains, NY, the company generated $4.99 billion in 2002 sales.

In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, London, Paris and Frankfurt exchanges.

Certain material presented herein consists of forward-looking statements which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Such factors include general economic conditions, foreign currency exchange rates, competition and other factors all as more thoroughly set forth in Item 1. Business and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Form 10-K Annual Report for the fiscal year ended December 31, 2002, and other of its filings with the Securities and Exchange Commission.

                                       ###

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (IN MILLIONS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                    2003          2002
                                                                    ----          ----
Sales and revenues....................................            $1,296.4      $1,185.8
                                                                  --------      --------
Costs of sales and revenues...........................               846.4         770.6
Selling, general and administrative expenses..........               200.3         173.3
Research, development and engineering expenses........               129.6         126.3
Restructuring and other asset impairments.............                10.4            --
                                                                  --------      --------
Total costs and expenses..............................             1,186.7       1,070.2

Operating income......................................               109.7         115.6
Interest (income) expense, net........................               (15.1)         11.9
Miscellaneous expense (income)........................                 0.7          (1.4)
                                                                  --------      --------
Income before income  taxes...........................               124.1         105.1
Income tax expense....................................                37.4          33.6
                                                                  --------      --------
Net income............................................            $   86.7      $   71.5
                                                                  ========      ========
EARNINGS PER SHARE:
Net income:
  Basic...............................................            $   0.94      $   0.80
  Diluted.............................................            $   0.92      $   0.77

Average Common Shares -- Basic........................                91.8          89.6
Average Common Shares -- Diluted......................                93.7          92.4

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                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                                       MARCH 31,         DECEMBER 31,
                                                                         2003               2002
                                                                         ----               ----
                                                                      (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents................................            $  173.5           $  202.2
  Receivables, net.........................................             1,009.0              868.3
  Inventories, net.........................................               578.1              552.9
  Other current assets.....................................                91.4               77.1
                                                                       --------           --------
     Total current assets..................................             1,852.0            1,700.5

Plant, property and equipment, net.........................               826.4              841.2
Deferred income taxes......................................               535.6              546.3
Goodwill, net..............................................             1,578.1            1,550.5
Other intangible assets, net...............................                74.6               74.4
Other assets...............................................               870.1              676.7
                                                                       --------           --------
     Total assets..........................................            $5,736.8           $5,389.6
                                                                       ========           ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.........................................            $  515.5           $  484.0
  Accrued expenses.........................................               669.1              725.3
  Accrued taxes............................................               254.4              221.3
  Notes payable and current maturities of long-term debt...               546.1              299.6
                                                                       --------           --------
     Total current liabilities.............................             1,985.1            1,730.2

Pension and postretirement benefits........................             1,631.9            1,629.0
Long-term debt.............................................               493.0              492.2
Other liabilities..........................................               394.6              400.9
                                                                       --------           --------
     Total liabilities.....................................             4,504.6            4,252.3

Shareholders' equity.......................................             1,232.2            1,137.3
                                                                       --------           --------
     Total liabilities and shareholders' equity............            $5,736.8           $5,389.6
                                                                       ========           ========

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                              MARCH 31,
                                                              ---------
                                                           2003          2002
                                                           ----          ----
OPERATING ACTIVITIES
Net income .......................................      $   86.7     $   71.5

Adjustments to income from continuing operations:

  Depreciation and amortization ..................          45.8         40.6
  Restructuring and other asset impairments ......          10.4           --
Payments for restructuring .......................          (5.1)       (12.2)
Change in receivables ............................         (99.7)       (76.1)
Change in inventories ............................          (9.1)        (4.6)
Change in accounts payable and accrued expenses ..         (48.2)        (9.7)
Change in accrued and deferred taxes .............          17.9         23.0
Change in other current and non-current assets ...        (209.5)         1.3
Change in other non-current liabilities ..........         (14.0)        (1.4)
Other, net .......................................           9.1          3.9
                                                        --------     --------
  Net Cash -- operating activities ...............        (215.7)        36.3
                                                        --------     --------

INVESTING ACTIVITIES

Additions to plant, property and equipment .......         (21.8)       (20.8)
Acquisitions .....................................         (35.1)       (19.3)
Proceeds from sale of assets and businesses ......           7.8          6.0
                                                        --------     --------
  Net Cash -- investing activities ...............         (49.1)       (34.1)
                                                        --------     --------

FINANCING ACTIVITIES

Short-term debt, net .............................         246.5        (14.1)
Long-term debt repaid ............................          (0.6)        (0.7)
Long-term debt issued ............................           0.2          0.3
Repurchase of common stock .......................          (2.0)          --
Proceeds from issuance of common stock ...........           2.5         34.5
Dividends paid ...................................         (13.8)       (13.3)
Other, net .......................................           0.1           --
                                                        --------     --------
  Net Cash -- financing activities ...............         232.9          6.7
                                                        --------     --------

EXCHANGE RATE EFFECTS ON CASH AND CASH EQUIVALENTS           2.4         (0.3)
NET CASH -- DISCONTINUED OPERATIONS ..............           0.9         20.8
                                                        --------     --------
    Net change in cash and cash equivalents ......         (28.6)        29.4
Cash and cash equivalents -- beginning of year ...         202.2        121.3
                                                        --------     --------
CASH AND CASH EQUIVALENTS -- END OF YEAR .........      $  173.6     $  150.7
                                                        ========     ========